Registration No. 333-14929

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANK OF HAWAII CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	99-0148992
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

130 Merchant Street Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

BANK OF HAWAII CORPORATION
DIRECTORS’ DEFERRED COMPENSATION PLAN
(Full Title of the Plan)

Mark A. Rossi
Vice Chairman and Chief Administrative Officer
Bank of Hawaii Corporation
130 Merchant Street
Honolulu, Hawaii 96813
 (Name and Address of Agent for Service)

(808) 537-8366
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Steven Kaplan, Esq.
Arnold & Porter LLP
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5998

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement on Form S-8 (File No. 333-14929) under the Securities Act of 1933, as amended, Bank of Hawaii Corporation (the “Corporation”) registered for sale to eligible directors pursuant to the Directors’ Deferred Compensation Plan (the “Plan”) shares of the Corporation’s Common Stock and Deferred Compensation Obligations.  All of the securities registered for sale under the Plan that remain unsold are hereby deregistered pursuant to the Corporation’s undertakings in the Registration Statement identified above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on February 17, 2010.

BANK OF HAWAII CORPORATION

Date: February 17, 2010	By:	/s/ Mark A. Rossi
Mark A. Rossi, Vice Chairman and Chief
Administrative Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on February 17, 2010.

Signature	Title

Chairman, Chief Executive Officer and Director
*	(Principal Executive Officer)
Allan R. Landon
Vice Chairman, Chief Financial Officer and Director
*	(Principal Financial Officer)
Kent T. Lucien

Executive Vice President, Controller and Principal
*	Accounting Officer
Derek J. Norris	(Principal Accounting Officer)

*	Director
S. Haunani Apoliona

*	Director
Mary G. F. Bitterman

*	Director
Mark A. Burak

*	Director
Michael J. Chun

*	Director
Clinton R. Churchill

*	Director
David A. Heenan

*	Director
Peter S. Ho

*	Director
Robert Huret

*	Director
Martin A. Stein

*	Director
Donald M. Takaki

*	Director
Barbara J. Tanabe

*	Director
Robert W. Wo, Jr.

* By:	/s/ Mark A. Rossi
Mark A. Rossi

INDEX TO EXHIBITS

24.1	Powers of Attorney (filed herewith)